AMENDED TRADEMARK ASSIGNMENT

          THIS AMENDED TRADEMARK ASSIGNMENT ("Assignment") is made as of the 10th day of June, 2005, by and between the ROCKIES FUND, INC., a Nevada corporation, WEBQUEST, INC., a Colorado corporation, TRIUMPH CAPITAL, INC., a Colorado corporation, HANGAR DEVELOPMENT, LLC, a Colorado limited liability company, and DONALD E. FRUH (hereafter collectively "Assignor"), and GOLDEN WEST BREWING COMPANY ("Assignee").

RECITALS
A.

Assignor is the assignee of an Application to Register, based upon Intent to Use ("ITU") the name "Mount Shasta Ale," name only, used in the conduct of a microbrewery business (IC: 032), U.S. Patent and Trademark Office Serial No. 78169062 (sometimes referred to herein as the "Mark").

B.	Assignor assigned the ITU and Mark to Assignee by previous written assignment.
C.	Assignor and Assignee desire to amend the terms and conditions of the assignment by this Amendment.
D.	This Amendment shall supercede in its entirety all prior assignments covering the Mark and the ITU.

          IN CONSIDERATION of good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties agree as follows:

          1.           Assignor assigns to Assignee all of its right, title, and interest in and to the Mark, including all goodwill associated therewith, and the ITU.

          2.           Assignor assigns the Mark and ITU to Assignee without warranty, express or implied, and Assignee accepts such assignment "as is" without warranty.

          3.           Assignor shall provide to Assignee, its successors, assigns or other legal representatives, cooperation and assistance at Assignee's reasonable request and expense (including the execution and delivery of any and all affidavits, declarations, oaths, and other documentation as may be reasonably required): (a) in the prosecution of any renewal or continuation of registration covering the Mark; (b) in the prosecution or defense of any opposition, interferences, infringement suits or other proceedings that may arise in connection with the Mark, including, but not limited to, testifying as to any facts relating to the Mark and this Assignment; (c) in obtaining any additional trademark protection that Assignee reasonably may deem appropriate that may be secured under the laws now or hereafter in effect in the United States; and (d) in the implementation or perfection of this Assignment.

          4.           This Assignment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Assignment by signing any such counterpart.

         5. This Amendment shall be deemed to supercede in its entirety all prior assignments of the Mark and ITU by Assignor to Assignee.

          IN WITNESS WHEREOF, the parties have executed this Assignment as of the date first hereinabove written.
ROCKIES FUND, INC. a Nevada corporation

By: /s/ Stephen G. Calandrella Its: President

WEBQUEST, INC. a Colorado corporation

By: /s/ Gina Garcia-Shaw Its: President

TRIUMPH CAPITAL, INC. a Colorado corporation

By: /s/ Emily Vannelli Its: Corporate Secretary

HANGAR DEVELOPMENT, LLC a Colorado limited liability company

By: /s/ John R. Overturf, Jr. Its: Managing Member

DONALD E. FRUH /s/ Donald E. Fruh Donald E. Fruh

GOLDEN WEST BREWING COMPANY

By: /s/ John C. Power Its: Director